UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 14, 2011 (January 10, 2011)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (ZIP Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Deferral of Certain Asset Management and Debt Financing Fees and Cost Reimbursements

On January 10, 2011, Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” the “Company,” “we,” “our,” or “us”), entered into a letter agreement with Behringer Harvard Opportunity Advisors I, LLC, a Texas limited liability company (the “Advisor”), in which the Advisor deferred the Company’s obligation to pay asset management fees accrued or accruing since May 1, 2010 through March 31, 2011 and debt financing fees and certain cost reimbursements accrued or accruing since July 1, 2010 through March 31, 2011 in both cases until the earlier of January 10, 2013 or such time as the Company has sufficient (a) net sales proceeds, (b) net refinancing proceeds, or (c) cash flow from operations, after establishing appropriate working capital reserves, to enable the Company to make payments thereon.

Deferral of Property Fees Management

On January 10, 2011, the Company and its wholly owned subsidiary Behringer Harvard Opportunity OP I, LP, a Texas Limited Partnership (“BHOP”) entered into a letter agreement with HPT Management Services, LLC, a Texas limited liability company (“HPT”), Behringer Harvard Real Estate Services, LLC, a Texas limited liability company (“BHRES”), and Behringer Harvard Opportunity Management Services, LLC, a Texas limited liability company (“BHOMS” and collectively with HPT and BHRES, “BH Property Management”), pursuant to which BH Property Management deferred the Company’s obligation to pay property management oversight fees accrued or accruing since July 1, 2010 through March 31, 2011 until the earlier of January 10, 2013 or such time as the Company has sufficient (a) net sales proceeds, (b) net refinancing proceeds, or (c) cash flow from operations, after establishing appropriate working capital reserves, to enable the Company to make payments thereon.

Item 2.02               Results of Operations and Financial Condition.

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Determination of Estimated Per Share Value” is hereby incorporated by reference.

Item 8.01               Other Events.

Declaration of Distributions

On January 10, 2011, the Board of Directors (the “Board”) of the Company authorized distributions in a quarterly amount of $0.025 per share of common stock, which is equivalent to an annual distribution rate of 1% assuming the share was purchased for the Company’s initial public offering price of $10.00 per share, payable to the common stockholders of record at the close of business on December 31, 2010, the record date previously established by the Board on November 8, 2010.  The distributions will be paid in cash on or before February 16, 2011.  All or a portion of the distribution may constitute return of capital for tax purposes.

The Company remains optimistic about an overall economic recovery. However, in the near term we remain focused on the existing challenges resulting from our recent recession, including debt refinancing and capital requirements such as leasing commissions, tenant improvements, disposition costs, and other capital needs of its properties. As such, the Company may seek alternative sources of financing to achieve its investment objectives, including using the proceeds from the sale of its properties, further reducing its regular quarterly distribution, or suspending the Company’s share redemption program as reported below.  As the Company continues its objective of enhancing and repositioning its assets to create value, it has begun its disposition phase.  At some point during the disposition phase, and as a normal occurrence, the Company expects that the Board would cease regular recurring distributions in favor of those that may arise from proceeds available to be distributed from such sale of assets.

Distributions are authorized at the discretion of the Board based on its analysis of numerous factors, including but not limited to our forthcoming cash needs, and there is no assurance that distributions will continue or at any particular rate.

Suspension of Redemption Program

As is customary for REITs entering the disposition phase, on January 10, 2011, in accordance with the Company’s Third Amended and Restated Share Redemption Program (the “Redemption Program”), the Board suspended the Redemption Program until further notice. This also allows the Company to further conserve capital in anticipation of its portfolio capital needs that can preserve and enhance ultimate sales proceeds of its properties, including capital needs for leasing commissions, tenant improvements, completion of development or redevelopment, disposition costs, and other capital requirements.

Determination of Estimated Per Share Value

On January 10, 2011, pursuant to the Company’s Amended and Restated Policy for Estimation of Common Stock Value (the “Estimated Valuation Policy”), the Company’s Board established an estimated per share value of the Company’s common stock as of December 31, 2010 of $7.66, adjusted from the previous estimated per share value of $8.03.  As with any valuation methodology, the Company’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete.  Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant.  The estimated per share value does not represent the fair value according to generally accepted accounting principles (“GAAP”) of the Company’s assets less its liabilities, nor does it represent the amount at which the Company’s shares would trade on a national securities exchange or the amount an investor would obtain if the investor tried to sell his shares or if the Company liquidated its assets.

Methodology

The Company’s objective in calculating an estimated value per share is to arrive at a value that is reasonable and supportable using what the Board deems to be, after consultation with the Advisor, appropriate valuation methodologies under then current circumstances in accordance with the Estimated Valuation Policy.  The following is a summary of the valuation methodologies used by the Company.

Investments in Real Estate.  For purposes of calculating an estimated value per share, the Advisor estimated the value of our investments in real estate by using a variety of methods. For properties expected to be held beyond 2011, the Advisor estimated the value of our investments using a discounted cash flow analysis.  The Advisor calculated the value of our investments in real estate using internally prepared cash flow estimates and employing a range of terminal capitalization rates, discount rates, growth rates and other variables that fall within ranges the Advisor believes would be used by similar investors to value the properties we own.  The cash flow estimates were developed for each property by the Advisor’s asset management team based on their industry knowledge and expertise in managing commercial real estate.  The capitalization rates and discount rates were calculated utilizing methodologies that adjust for various property specific and market specific information.

While the Advisor believes that a discounted cash flow analysis is standard in the real estate industry and an acceptable valuation methodology to determine fair value in accordance with GAAP, the estimated values for our investments in real estate may or may not represent current market values or fair values determined in accordance with GAAP.  Real estate is currently carried at its amortized cost basis in our financial statements, subject to any adjustments applicable under GAAP.

The Advisor calculated the value of our investments in undeveloped land other than our investment in a resort property under development using sales information from comparable projects in the respective submarkets.  Development profit potential was also considered in valuing certain portions of the undeveloped properties in markets that warrant future near-term development. For properties that the Advisor contemplates selling in 2011, an independent third party investment sales broker generated a Broker Opinion of Value was used to establish value for each investment.  For several assets with respect to which we extended or refinanced loans that were maturing in 2010, the Advisor used third party appraisals obtained by the respective lenders required to reestablish values.

In calculating valuations for assets with multiple exit strategies, the Advisor generated a value for each of the strategies that could potentially be employed, assigned a weighting to each strategy, and then took a weighted average to establish a value for those assets. Such strategies included maintaining a 100% ownership interest in the asset and funding the necessary capital, selling a significant interest in the asset and creating a joint venture, or securing preferred equity from a new partner to fund capital needs of the asset.

Other Assets and Liabilities. The carrying values of a majority of our other assets and liabilities are considered to be equal to fair value due to their short maturities.  Our valuation also includes the carrying values of our current assets and liabilities on a consolidated basis.  Real estate related current assets and liabilities were eliminated for the purpose of the valuation because the value of those balances was already considered in the valuation of the respective investments.

The Board believes that these valuation methodologies are industry standard and acceptable valuation methodologies.  The estimated values for the Company’s investments in real estate may not represent current market values or fair values as determined in accordance with GAAP.  Real estate is currently carried at its amortized cost basis in the Company’s financial statements.

The estimated per share value does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt, or a discount for Company overhead and other costs that may be incurred, including any costs of any sale of the Company’s assets.  Different parties using different assumptions and estimates could derive a different estimated value per share, and these differences could be significant.  The markets for real estate can fluctuate and values are expected to change in the future.

Limitations of Estimated Value Per Share

The estimated value per share set forth above will first appear on customer account statements from the Company for the fourth quarter of 2010.  In addition, as of January 14, 2011, the Company will report this estimated value per share to fiduciaries of retirement plans preparing annual valuation statements and input the estimated value in the data system used by the Company that provides information to its investors and to broker dealers who have customers who have invested in the Company’s common stock.

As with any valuation methodology, the Company’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete.  Different parties with different assumptions and estimates could derive a different estimated value per share.  Accordingly, with respect to the estimated value per share, the Company can give no assurance that:

•             a stockholder would be able to resell his or her shares at this estimated value;

•             a stockholder would ultimately realize distributions per share equal to the Company’s estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•             the Company’s shares would trade at the estimated value per share on a national securities exchange; or

•             the methodologies used to estimate the Company’s value per share would be acceptable to FINRA or under ERISA for compliance with their respective reporting requirements.

For further information regarding the limitations of the estimated value per share, see the Estimated Valuation Policy filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2009.  The estimated value per share has been determined as of December 31, 2010.  The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets.  As contemplated by the Estimated Valuation Policy, the Company intends to update its estimated value per share on a periodic basis as discussed therein but does not intend to make any attempt to establish any estimated valuations of its shares in the interim.  There is no assurance of the extent to which the current estimated valuation should be relied upon for any purpose after its effective date regardless that it may be published on any statement issued by the Company or otherwise.

In accordance with the Estimated Valuation Policy, the Company currently expects to update its estimated value per share periodically but does not intend to make any attempt to establish any estimated valuations of the Company’s shares in the interim.  The Estimated Valuation Policy may be amended by the Board at any time in its sole discretion.  In addition, although the Estimated Valuation Policy expresses the intent of the Board at the time of its adoption, there is no limitation on the ability of the Board to cause the Company to vary from this policy to the extent it deems appropriate, with or without an express amendment of this policy and the Company disclaims any obligation to make further estimated valuations.  There is no assurance as to the extent to which the current estimated valuation should be relied upon for any purpose after its effective date regardless that it may be published on any statement issued by the Company or otherwise.

Generally, the Company does not anticipate selling its assets until the specific asset is stabilized and positioned for an optimum disposition or until the economy has improved and the Company has had the opportunity to realize additional value.  The Company is diligently working to secure new leases with quality tenants to increase net operating income and the ultimate value of our assets, to complete, market and sell development assets, and to execute on other value creation strategies.  The Company is also trying to minimize expenses when possible.

Share Purchase Price for Distribution Reinvestment Plan

In accordance with the Company’s Third Amended and Restated Distribution Reinvestment Plan (the “DRP”), beginning with reinvestments made after January 14, 2011, distributions may be reinvested in shares of our common stock at a price of $7.66 per share, which is the estimated per share value disclosed above.  The DRP price for the most recent distribution reinvestment in November 2010 was $8.03 per share.

Forward Looking Statements

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false.  We caution investors not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this Report.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include market and economic challenges, inability of tenants to continue paying their rent, availability of cash flow for distributions and capital expenditures, our level of debt, the availability of credit generally and any failure to refinance or extend our debt as it comes due, the need to invest additional equity in connection with debt refinancing, future increases in interest rates, our ability to raise capital, impairment charges, our ability to retain our executive officers and other key personnel of our advisor, property manager and their affiliates, changes in the level of financial assistance and support provided by our sponsor and its affiliates, unfavorable changes in law or regulations impacting our business or assets, and factors that could affect our ability to qualify as a real estate investment trust.  The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: January 14, 2011	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal